UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 27, 2004

BRANTLEY CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-21251 (Commission File Number)	34-1838462 (I.R.S. Employer Identification No.)

3201 Enterprise Parkway
Suite 350
Cleveland, OH 44122

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (216) 464-8400

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.1 Final Judgement

Item 5. Other Events

     On February 27, 2004, the United States District Court for the Northern District of Ohio dismissed the case of Phillip Goldstein vs. Brantley Capital Corporation, et al with prejudice and retained jurisdiction over the implementation of the Memorandum of Understanding between the parties. Implementation of the terms of the settlement remains subject to SEC approval through the receipt of an exemptive order. The Company has filed an application for an exemptive order with the SEC relating to the settlement; however, there can be no assurance that such order will be granted.

Item 7. Financial Statements and Exhibits

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

99.1 Final Judgement of the United States District Court of the Northern District of Ohio entered on February 27, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2004	BRANTLEY CAPITAL CORPORATION

	By:	/s/ Tab A. Keplinger

Tab A. Keplinger
Vice President and
Chief Financial Officer